Exhibit 23.5

CONSENT OF DARIN M. LABRENZ, P. GEO

I assisted with the preparation of “2009 Mineral Resource Estimate on the Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia” dated June 26, 2009 (the “Report”), portions of which are summarized (the “Summary Material”) in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the United States Securities and Exchange Commission (the “SEC”) by the Company on February 27, 2012 (the “Form 10-K”).

I consent to the incorporation by reference in this registration statement on Form S-3/A of Thompson Creek Metals Company Inc. (File No. 333-170232), including any amendments to such Registration Statements filed with the SEC (collectively, the “Registration Statement”), of the Summary Material concerning the Report.  I concur with the discussions and summaries of the Report as they appear in the Form 10-K and are incorporated by reference in the Registration Statement and consent to my being named as an expert therein and in such Registration Statement filed with the SEC.

By:	/s/ Darin M. Labrenz
Darin M. Labrenz, P. Geo
Dated: May 7, 2012